UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 10, 2021 (November 4, 2021)

Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E.
Calgary AB	T2C 4X9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value, of Canadian Pacific Railway Limited	CP	New York Stock Exchange
Toronto Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	CP/40	New York Stock Exchange
	BC87	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

The Audit and Finance Committee (the “Committee”) of the Board of Directors of Canadian Pacific Railway Limited (the “Corporation”) conducted a review process to consider the selection of the Corporation’s independent registered public accounting firm. The Committee considered, among other factors, the Corporation’s previously disclosed entry into an Agreement and Plan of Merger with Kansas City Southern (“KCS”), pursuant to which the Corporation has agreed to acquire KCS in a stock and cash transaction (the “KCS Acquisition”). The closing of the KCS Acquisition remains subject to the satisfaction or waiver of customary closing conditions.

(a) Resignation / Dismissal of independent registered public accounting firm

On November 4, 2021, as a result of the review process, the Corporation requested, upon the recommendation and approval of the Committee, that Deloitte LLP (“Deloitte”) resign as its independent registered public accounting firm. Following such request, Deloitte resigned as the independent registered public accounting firm of the Corporation. This resignation is a dismissal within the meaning ascribed to such term in Item 304 of Regulation S-K. Deloitte’s resignation will be effective upon the completion of its audit of the Corporation’s financial statements for fiscal year ending December 31, 2021.

The audit report of Deloitte on the Corporation’s financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and 2019, and through November 4, 2021, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference thereto in their reports on the financial statements, and no reportable events occurred as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Corporation has requested Deloitte to respond fully to the inquiries of the Corporation’s successor independent registered public accounting firm as described below.

The Corporation has provided Deloitte with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K (this “Form 8-K”), and has requested that Deloitte furnish the Corporation with a letter addressed to the U.S. Securities and Exchange Commission stating whether Deloitte agrees with the statements made by the Corporation in this Form 8-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated November 10, 2021, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of new independent registered public accounting firm

On November 4, 2021, the Committee approved the engagement of Ernst & Young LLP (“EY”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to completion of EY’s standard client acceptance process, including independence procedures and execution of an engagement letter.

During the fiscal years ended December 31, 2020 and 2019, and through November 4, 2021, the Corporation has not consulted with EY on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, in each case where a written report was provided or oral advice was provided that EY concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter, dated November 10, 2021 from Deloitte LLP addressed to the U.S. Securities and Exchange Commission

EXHIBIT INDEX

Number	Description

16.1	Letter, dated November 10, 2021 from Deloitte LLP addressed to the U.S. Securities and Exchange Commission.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2021

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Nizam Hasham
		Name:	Nizam Hasham
		Title:	Assistant Corporate Secretary